BDO

Tel: 215-564-1900
Fax: 215-564-3940
www.bdo.com

Ten Penn Center
1801 Market Street, Suite 1700
Philadelphia, PA 19103

Consent of Independent Registered Public Accounting Firm

Patriot National Bancorp, Inc.
Stamford, CT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100981) and Form S-8 (No. 333-179204) of Patriot National Bancorp, Inc. and Subsidiary of our report dated March 31, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

BDO USA, LLP

Philadelphia, Pennsylvania
March 30, 2018